Exhibit 99.1

Scilex Holding Company Announces $17 Million Registered Direct Offering

PALO ALTO, Calif., December 12, 2024 (GLOBE NEWSWIRE) — Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing the treatment for neurodegenerative and cardiometabolic disease, and non-opioid pain management products for the treatment of acute and chronic pain, today announced that it has entered into a definitive agreement with certain institutional investors for the purchase and sale of an aggregate of 26,355,347 shares of its common stock, pre-funded warrants to purchase up to an aggregate of 2,401,132 shares of common stock, and common warrants to purchase up to an aggregate of 57,512,958 shares of common stock. The shares of common stock and accompanying common warrants (for which there will be two accompanying warrants for each share of common stock) are being sold at a combined offering price of $0.59 per share, and the pre-funded warrants and accompanying common warrants (for which there will be two accompanying warrants for pre-funded warrant to purchase one share of common stock) are being sold at a combined offering price of $0.5899 per pre-funded warrant. All of the shares of common stock, pre-funded warrants and accompanying common warrants to be sold in the offering will be sold directly by Scilex.

The pre-funded warrants will have an exercise price of $0.0001 and will be immediately exercisable following the closing of the offering. The common warrants will have an exercise price of $0.6490 per share. Common warrants to purchase up to an aggregate of 57,512,958 shares of common stock will become exercisable on the six month anniversary from the date of issuance and one-half of such warrants will have a term that expires on the date that is five years after the date of issuance and the remaining one-half of such warrants will have a term that expires on the date that is two and one-half years after the date of issuance.

The closing of the offering is expected to occur on or about December 13, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds for the offering are expected to be approximately $17.0 million, prior to deducting the fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering, together with its existing cash and cash equivalents and short-term investments, for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276245), as amended, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, and declared effective by the SEC on January 11, 2024. The securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

The Company has also entered into a warrant amendment with one of the investors to exercise certain outstanding warrants that the Company issued in March 2024 to such investor. Pursuant to the warrant amendment, the investor has agreed to exercise outstanding warrants to purchase an aggregate of 1,764,706 shares of the Company’s common stock at an amended exercise price of $0.59. The gross proceeds to the Company from such exercise will be approximately $1.0 million.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing the treatment for neurodegenerative and cardiometabolic diseases, and non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, timing, the amount and the intended use of the net proceeds from the offering, Scilex’s plans to launch GLOPERBA® in 2024 and plans to initiate Phase 2 trial in 2024 for SP-104.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: statements related to the timing and completion of the offering; the satisfaction of customary closing conditions related to the offering and the intended use of proceeds from the offering; risks associated with the unpredictability of trading markets and whether a market will be established for Scilex’s common stock; general economic, political and business conditions; risks related to COVID-19 (and other similar disruptions); the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.